Exhibit 99.2

PRESS RELEASE

	Contacts:	Mel Payne, Chairman & CEO
Joe Saporito, CFO
Carriage Services, Inc.
FOR IMMEDIATE RELEASE		713-332-8400

Ken Dennard / ksdennard@drg-e.com
Lisa Elliott / lelliott@drg-e.com
DRG&E
713-529-6600

CARRIAGE SERVICES ADOPTS CHANGES MANDATED
BY NEW ACCOUNTING INTERPRETATION

Company provides details of accounting changes in its first quarter Form 10-Q

MAY 18, 2004 – HOUSTON – Carriage Services, Inc. (NYSE: CSV) today announced it has adopted accounting changes mandated by the Financial Accounting Standards Board relating to Interpretation No. 46, as revised (“FIN 46”), “Consolidation of Variable Interest Entities”, which was previously disclosed in Carriage’s first quarter earnings release.  FIN 46 clarifies the circumstances in which certain entities that do not have equity investors with a controlling financial interest must be consolidated by its sponsor.

The adoption of FIN 46 affects the Company’s financial statements in two fundamental ways:

•                  The Company is consolidating preneed and perpetual care trusts in which it is the primary beneficiary of the trust assets.  The accounting related to such trusts was agreed to among the Company and the other public deathcare companies, their auditors, and the staff at the Securities and Exchange Commission.

•                  The Company is deconsolidating for accounting purposes Carriage Services Capital Trust (the “Trust”) which results in the removal of the preferred securities from the balance sheet and the addition of convertible junior subordinated debentures payable to the trust.

The accounting changes did not affect the Company’s earnings or cash flows for the first quarter of 2004.  No cumulative effect of an accounting change was recognized by the Company as a result of implementing of FIN 46.  Additionally, the accounting changes principally affect classifications within the financial statements, but do not affect cash flow or the manner in which the Company recognizes and reports revenue or net income in future periods.

Preneed and Perpetual Care Trusts

The Company implemented FIN 46 as of March 31, 2004, which resulted in the consolidation of the Company’s preneed and perpetual care trust funds. The investments of such trust funds are now reported at fair value and the Company’s future obligations to deliver merchandise and services are now reported at estimated settlement amounts, which are equal and offsetting amounts.

Although FIN 46 requires consolidation of preneed and perpetual care trusts, it does not change the legal relationships among the trusts, the Company and its customers. The customers are the legal beneficiaries of preneed trusts.  The Company does not have a right to access the corpus in the perpetual care trusts. For these reasons, the Company has recognized non-controlling interests in our financial statements to reflect third party interests in these trust funds that have been consolidated by the Company.

Both the preneed trusts and the cemetery perpetual care trusts hold investments in marketable securities which have been classified as available-for-sale. The investments are reported at fair value, with unrealized gains and losses allocated to Non-controlling interests in trust investments. Unrealized gains and losses attributable to the Company, but not yet earned through the performance of services or delivery of merchandise, are allocated to deferred revenues.

After March 31, 2004, the Company will recognize realized earnings of the preneed trusts and cemetery perpetual care trusts. The Company will recognize a corresponding expense equal to the realized earnings of these trusts attributable to the non-controlling interest holders.  Such earnings attributable to the Company, but not yet earned through the performance of services or delivery of merchandise are allocated to deferred revenues.

In the case of preneed trusts, the Company will recognize as revenues amounts attributed to the non-controlling interest holders and the Company, including accumulated realized earnings, when services have been performed and merchandise delivered.  In the case of cemetery perpetual care trusts, the Company will recognize investment earnings in cemetery revenues when such earnings are realized and distributable.

Redeemable Convertible Preferred Securities

The Company also was required to deconsolidate for accounting purposes Carriage Services Capital Trust (the “Trust”), a trust established in 1999 to issue convertible preferred term income deferrable equity securities (TIDES).  The TIDES were previously classified as temporary equity in the consolidated balance sheet.  The Company’s obligation to the Trust consists of convertible junior subordinated debentures due in 2029. As a result of deconsolidating the Trust, the Company now reports its obligation to the Trust, the convertible junior subordinated debentures, as a long-term liability. The reclassification of the amount ($93.75 million) has no effect on net income or on the Company’s covenants with its senior lenders, because the obligations to the Trust are not classified as indebtedness for purposes of calculating financial ratios.

Substantially all the assets of the Trust consist of the convertible junior subordinated debentures of the Company.  Such debentures possess substantial characteristics of equity.  The rights of the debentures are functionally equivalent to those of the TIDES.  When issued in 1999, the conversion price was at a premium to the then-existing trading price of the Common Stock. The expectation was that holders would convert the TIDES into Common Stock well before their maturity in 2029, when the Company’s performance and improving conditions in the death care industry resulted in an appreciated stock price.  As a result of deteriorating conditions in the industry and the Company’s own disappointing performance in the preceding four years, the TIDES have been trading substantially below their par value, which we believe to be a reflection of the valuation and prospects of the Company’s common stock.  In management’s view, the debentures have a predominance of equity-like characteristics which are not normally found in debt securities (including traditional subordinated debt), such as:

•                  The debentures are unsecured and subordinate to the Company’s senior debt, which includes the revolving credit facility, the senior notes and any other borrowed money obligations.  The debentures are not guaranteed by the Company’s subsidiaries, meaning that they are effectively subordinated to all liabilities of the subsidiaries, not just borrowed money debt.

•                  The Company has the right to defer the payment of interest on the debentures for up to 20 calendar quarters, and the Company is currently doing so.  The Company can catch up deferred interest and then re-start another deferral period prior to maturity.  During a deferral period, the only rights of the holders of the TIDES and debentures are to restrict the Company from making distributions to or repurchasing any stock, but the Company is not subject to any other restrictions which would normally be associated with non-payment of debt securities, such as acceleration of maturity, limits on acquisitions or dispositions of assets, or any changes in the debt capital structure, such as incurring new debt, restructuring existing debt, changing debt terms, or granting security.

•                  The TIDES are convertible into common stock at a fixed price well above the common stock’s current trading price.  The Company believes the market value of the TIDES will continue to primarily be impacted by its unusually long-term maturity, the right to defer distributions and the subordination to all other outstanding debt for borrowed money, rather than the Company’s credit profile or level of interest rates.

•                  As a result of the equity-like characteristics of the TIDES and debentures, the Company was able to have them treated as equity, rather than debt, under its credit and senior note agreements.

The Company has provided complete disclosures of the accounting changes in its quarterly report on Form 10-Q filed on May 17, 2004.  Carriage Services is the fourth largest publicly traded death care company.  Carriage operates 139 funeral homes and 30 cemeteries in 29 states.

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements and Cautionary Statements” in the Company’s Annual Report and Form 10-K for the year ended December 31, 2003, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company.  The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company.  A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

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